EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 25, 2000, except for note 20 as to which the date is March 3, 2000, accompanying the consolidated financial statements included in the Annual Report of United Communith Banks, Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of United Community Banks, Inc. on Form S-8 (File No. 33-80885, effective December 27, 1995).


                                                 PORTER KEADLE MOORE, LLP

                                                  /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
March 10, 2000